Exhibit 99.2

RBC Energy Conference June 2007

Forward-Looking Statements Certain matters discussed in this presentation, except for historical information contained herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this report, words such as “anticipates”, “believes”, “expects”, “estimates”, “intends”, “plans”, “projects” and similar expressions, as they relate to the Company or management, identify forward-looking statements. Forward-looking statements include, among other things, business strategy and expectations concerning industry conditions, market position, future operations, profitability, liquidity and capital resources. Management’s expectations and assumptions regarding Company operations and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in such statements are reasonable, we can give no assurance that such expectations will be correct.

Geokinetics Overview & Investment Highlights Dave Johnson President, Chief Executive Officer & Director Scott McCurdy Chief Financial Officer

Geokinetics Overview Global full service provider – includes seismic data acquisition and seismic data processing and interpretation International and North America operations Fourth largest land, transition zone and shallow water seismic data acquisition company in the world 22 seismic crews, Over 3,200 employees 82,000 channels

Investment Highlights Outstanding growth story, both organically and through acquisitions From 2004 to 2006, Geokinetics has grown crew count from 2 crews to 22 Revenue Growth from $43 million to $225 million Outstanding return on invested capital of 1-3 year payback Fourth largest globally diversified land seismic data acquisition provider Robust industry fundamentals Strong backlog of $283+ million provides revenue visibility Highly experienced management team Equity offering provided clean balance sheet and financial flexibility for further organic and acquisitive growth

For nine months ended March 31, 2007, on a pro forma basis, spent approximately $61.5 million purchasing state-of-the-art equipment Expanded recording capacity by net 19,500 channels or 31% Plan additional investment of $60.2 million for last nine months of 2007 for organic growth Capital investment decisions are made based on an average expected payback of less than three years on an EBITDA basis Growth Strategy Specialize in Profitable, High-Growth Niches Leverage competitive advantage and expertise in difficult land environments and transition zones to maximize profitability and further expand geographic presence and services offered Provide a Broad Range of Services Provide a broad range of seismic services, from acquisition and processing to interpretation and management, to help customers better evaluate oil and gas reserves Enhance Asset Utilization and Operating Efficiency Completed 2 transformational acquisitions in last 18 months, improving operating efficiency and expanding geographic footprint internationally Paid 3.5 to 4 X Forward EBITDA Actively Pursue Strategic Acquisitions Seek to enhance the continuity of seismic crews, utilization and operating efficiency through greater customer and geographic diversification and upgraded equipment Invest in New and Technologically-Advanced Equipment

Outstanding Growth Story, Both Organically and Through Acquisitions Historical Crew Count Trace and Grant acquisitions added a total of 17 crews and 53,000 channels $61.5 million spent on a pro forma basis between July 1, 2006 and March 31, 2007, which included the addition of 2 crews and 19,500 net additional channels(1) Also, upgraded 4 crews during second half of 2006 and first quarter of 2007 Plan $60.2 million of capital expenditures in last nine months of 2007 Currently plan to fund 2-3 new crews, upgrade 3 crews, and add approximately 20,000 new channels Historical Channel Count (1) Includes 4,500 net channels acquired by Grant subsequent to July 1, 2006 and before the date of acquisition in September 2006. (1) 9,000 14,000 32,000 75,000 8,000 7,000 18,000 35,000 - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 2004 2005 2006 3/31/2007 Seismic Channel Count Beginning Channels Trace Acquisition Grant Acquisition Organic Additions 32,000 75,000 82,000 9,000 2 3 9 20 2 6 11 - 5 10 15 20 25 2004 2005 2006 3/31/2007 Seismic Crew Count Beginning Crews Trace Acquisition Grant Acquisition Organic Additions 9 20 22 2

Revenue and Adjusted EBITDA Growth Revenue Growth Adjusted EBITDA Growth (1) Adjusted EBITDA is adjusted for one time charges associated with the Grant IPO process and Grant acquisition. The majority of these were paid by the seller. (2) Pro forma for Geokinetics, Trace, and Grant. (3) Pro forma for Geokinetics and Grant. Trace already included in Geokinetics’ 2006 financial results. ($ in thousands) ($ in thousands) Up 262% Up 36% Up 23% Rapid historical financial growth since 2005 – driven primarily by Trace and Grant acquisitions 262% increase in revenue 1,541% increase in Adjusted EBITDA Strong pro forma financial performance since 2005 – driven primarily by organic growth 36% increase in revenue 23% in Adjusted EBITDA (2) (3) (2) (3) Up 1,541% Historical Pro Forma Historical Pro Forma $43,145 $62,175 $225,183 $242,907 $329,473 $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 2004 2005 2006 2005 PF 2006 PF $825 $1,417 $23,253 $31,014 $38,125 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 2004 2005 2006 2005 PF 2006 PF

Fourth Largest Global Land Data Acquisition Provider

Geokinetics' Competitive Advantages

- Consolidation improving competitive landscape and enhancing pricing power
- Multi-region and international presence
- Expertise in transition zones and difficult environments
- Strong relationships with diversified customer base – seismic is not a commodity service, compete through relationships and domain expertise
- High-quality, technologically advanced equipment – continuous technological improvement
- Highly skilled operators – experienced employees hard to find

North American Crews

Rank	Contractor	Total	%
1	Dawson Geophysical	14	21%
2	**Geokinetics** [(1)]	**13**	**20%**
3	CGGVeritas [(2)]	9	14%
4	Tidelands	8	12%
5	Global Geophysical	5	8%
	Other (10 Companies)	17	26%
	Total	**66**	**100%**

International Crews

Rank	Contractor	Total	%
1	Bur. Geophys. Prosp [(3)]	102	45%
2	Western GECO [(4)]	30	13%
3	CGGVeritas [(2)]	15	7%
4	**Geokinetics** [(1)]	**9**	**4%**
5	ENAGEO	7	3%
	Other (47 Companies)	65	29%
	Total	**228**	**100%**

Worldwide Crews

Rank	Contractor	Total	%
1	Bur. Geophys. Prosp [(3)]	102	35%
2	Western GECO [(4)]	30	10%
3	CGGVeritas [(2)]	24	8%
4	**Geokinetics** [(1)]	**22**	**7%**
	Other (58 Companies)	116	39%
	Total	**294**	**100%**

Geokinetics believes it is currently the fourth-largest global provider of seismic data acquisition services in land, transition zone and shallow water environments

Source: World Geophysical News ("WGN") as of April 15, 2007, SEC filings, and Company estimates.
(1) Per Company Management.
(2) Total worldwide count per CGG Veritas 424B5. North American and International split estimated by Company management.
(3) According to WGN, BGP reportedly has 62 crews in China and 40 crews in other countries.
(4) Total worldwide count per Schlumberger 10-K. North American and International split estimated by Company management.

9

Robust Industry Fundamentals N. America Seismic Crew Count and Oil Prices Source: World Geophysical News, Baker Hughes and Bloomberg N. America Rig Count and Oil Prices Seismic crew counts have steadily grown in response to commodity prices, but lag the increase in drilling rigs Seismic crew counts are still less than the lowest levels in the 1990s when oil prices were near $20 per barrel Pressure for continued growth in activity, even at lower commodity prices Oil companies reloading prospect inventories Resource plays are big drivers Technical advances drive activity and create barriers to entry Recent trend for larger and more specialized crews and equipment GAP 0 50 100 150 200 Jan-90 Dec-91 Nov-93 Oct-95 Sep-97 Aug-99 Jul-01 Jun-03 May-05 Apr-07 $0 $20 $40 $60 $80 U.S. Working Land Crews Canada Working Land Crews Oil Prices Current Working Land Crew Count: 66 0 600 1,200 1,800 2,400 Jan-90 Dec-91 Nov-93 Oct-95 Sep-97 Aug-99 Jul-01 Jun-03 May-05 Apr-07 $0 $20 $40 $60 $80 U.S. Land Canada Land Oil Prices Current Rig Count = 1,786

3D Seismic is Priced Well Below Value Generated Current Cost $40K Pricing Gap Allowable Cost Risked, average exploration model was generated by Moyes & Co. to analyze when the price of 3D seismic no longer makes sense for exploration companies – Indicative model only Assumptions: 3D Seismic Improves Success Rates from 20% to 45% over 2D Seismic Average Discovery Size for 2D is 20 BCF, for 3D is 15 BCF Cost of 2D is $10,000/sq. mi. , Cost of 3D is $40,000/sq. mi., Well Costs $2 MM Total Program F&D for 2D is $10.58/BE, 3D is $9.00/BE Program no longer Attractive below $4 Allowable 3D Seismic Cost That Generates 15% IRR Exploration Program 0 100 200 300 400 500 3 4 5 6 7 8 9 10 Constant Natural Gas Price ($) Seismic Cost Per Sq. Mile(x1000)

Total seismic data acquisition and data processing backlog of $282.8 million as of March 31, 2007 North American backlog of $126.7 million International backlog of $156.1 million Majority of backlog to be completed in 2007 with the remaining amount completed in 2008 Strong Backlog Provides Revenue Visibility Backlog by Geography Backlog: $282.8 million International 55% North America 45%

Tracking Bid Requests Shows Growth in Demand $1.3B $500mm US Bid Activity 0 50 100 150 200 250 300 350 400 2004 2005 2006 2007 YTD May Bid Count

Recent Developments – 1Q07 Financial Results Strong 1Q07 Financial Results – Revenue of $111.0 million and EBITDA of $18.6 million Grant had revenue of $49.2 million and EBITDA of $8.3 million in the 1Q06 Implies 1Q06 combined revenue and EBITDA of $97.6 million and $14.1 million, respectively Year-over-year combined revenue and EBITDA growth of 14% and 32%, respectively EBITDA up 222% year-over-year; driven by Grant acquisition and organic growth 1Q07 / 1Q06 Comparative Actual Financial Results Three Months Ended, % 3/31/2006 3/31/2007 Increase (Unaudited) Statement of Operations Information: Revenues $48,472 $110,964 129% Income (loss from operations) 4,099 12,625 208% Interest expense, net 137 3,887 Net income 2,289 6,304 175% Preferred dividends - 1,178 Net (loss) applicable to common stockholders $2,289 $5,126 124% Net (loss) per common share - Diluted $0.39 $0.75 92% Other Financial Information (unaudited): EBITDA 5,779 18,615 222% Capital expenditures 1,214 21,452 Other Operating Data (at period end, unaudited): Crew count 9 22 144% Channel count 32,000 82,000 156% (In thousands, except per share amounts and operating data)

Quarterly Pro Forma Financial Results Quarterly Pro Forma Revenue ($ in millions) Seasonality is prevalent in operations Results from a variety of factors including Canadian working season in 1Q and 4Q, and the budgeting cycle of international companies 4Q06 impacted primarily by poor weather in Canada and movement of certain jobs into 1Q07 Note: Adjusted EBITDA reflects $727k of Grant’s Abandoned IPO expenses which are added back in 3Q06 in the chart above, but which actually occurred throughout 2006 up until Grant was acquired. ($ in millions) Quarterly Pro Forma Adjusted EBITDA $97.6 $58.8 $81.1 $91.9 $111.0 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 3/31/06 6/30/06 9/30/06 12/31/06 3/31/07 $14.1 $4.2 $11.1 $8.6 $18.6 $0.0 $2.5 $5.0 $7.5 $10.0 $12.5 $15.0 $17.5 $20.0 3/31/06 6/30/06 9/30/06 12/31/06 3/31/07

Capitalization (1) As of March 31, 2007, total cash and cash equivalents and restricted cash were $12.7 million (including $1.6 million of restricted cash). (2) As of March 31, 2007, the principal amounts outstanding under the current PNC credit facility were $11.5 million, which consisted of $5.3 million under the revolving facility and $6.2 million under the capital expenditure facility. On May 24, 2007 the Company amended the PNC Credit Facility increasing the facility to a $60 million revolving credit line. The $6.2 million balance for the capital expenditure facility was transferred to the amended revolving credit line. (3) As of December 31, 2006, 228,683 shares of preferred were issued and outstanding. As of March 15, 2007, 4,572 additional shares of preferred were issued in the form of a dividend. Equity offering provides clean balance sheet and financial flexibility for further organic and acquisitive growth Capitalization as of March 31, 2007 ($ in thousands) As of March 31, 2007 As Adjusted for Actual Equity Offering (Unaudited) (Unaudited) Cash and cash equivalents and restricted cash (1) $12,706 $8,739 Long-term debt and capital leases (including current portion): Credit facility (2) $11,493 $6,186 Floating Rate Notes 110,000 - Other debt 5,411 5,411 Total debt $126,904 $11,597 Redeemable convertible preferred stock (3) 57,254 57,254 Total stockholders' equity 34,467 144,738 Total capitalization $218,625 $213,589 Total Debt / Capitalization 58.0% 5.4% LTM Adjusted Pro Forma EBITDA $42,627 $42,627 Total Debt / 2006 Adjusted Pro Forma EBITDA 3.0x 0.3x Net Debt / 2006 Adjusted Pro Forma EBITDA 2.7x < 0.1x

Questions and Answers

RBC Energy Conference June 2007